POWER OF ATTORNEY
The undersigned, in his or her capacity as a director or officer of Park Dental Partners,
Inc. (the "Company"), constitutes and appoints Maxwell Black of Winthrop & Weinstine, P.A.
as his or her true and lawful attorney-in-fact, with full power of substitution, to:
(a) execute for and on behalf of the undersigned, in the undersigned's capacity as a director or officer of the Company, Forms 3, 4 and 5 (and any amendments thereto) required to be filed by the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder;
(b) prepare, execute and file, for and on behalf of the undersigned, Schedules 13D and
13G (and any amendments thereto), together with any related exhibits, cover pages, certifications and documents, including any joint filing agreements, required to be filed by the undersigned under Section 13 of the Exchange Act, and the rules and regulations thereunder;
(c) prepare, execute and file for and on behalf of the undersigned electronic Forms 144
(and any amendments thereto), together with any related certifications or documents reasonably necessary to effect such filings;
(d) prepare, execute and submit, on the undersigned's behalf, Form ID applications, updates, and renewals, and take any actions reasonably necessary to obtain, maintain, recover or'
update Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") access credentials for the undersigned, including Central Index Key ("CIK") assignment, access codes, passphrases, multi-factor authentication and role designations under EDGAR Next;
(e) cause the Company to accept a delegation of authority from any of the undersigned's
EDGAR account administrators and, pursuant to that delegation, authorize the Company's
EDGAR account administrators to appoint, remove or replace users for the undersigned's
EDGAR account;
(f) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, file and submit the foregoing documents with the U.S.
Securities and Exchange Commission through the EDGAR system, including coordinating with the Company, its transfer agent, equity plan administrator, and brokers (each as applicable) to obtain holdings and transaction information, and preparing, submitting and correcting any amendments; and
(g) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion consistent with the scope of authority granted herein.
The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any act necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do personally, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
This Power of Attorney is limited to the purposes described above and does not authorize the attorney-in-fact to take any action on behalf of the undersigned other than with respect to the preparation, execution and filing of Schedules 13D and 13G, Forms 3, 4 and 5, electronic Forms
144, and Form ID and associated EDGAR Next account administration, and actions reasonably incidental thereto (including the use and retention of electronic signatures and approvals in compliance with Regulation S-T). Nothing herein authorizes the attorney-in-fact to make investment decisions, execute trades, or direct the undersigned's brokerage accounts. This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorney-in-fact.
This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by electronic transmission (including any electronic signature compliant with
Regulation S-T) shall be deemed original for all purposes.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of October, 2025.
Signed by:
/s/ Christopher Bernander